                                                                   EXHIBIT c(10)

                    [LETTERHEAD OF COBRA GOLF INCORPORATED]


                                                   June __, 1995

CONFIDENTIAL
------------

American Brands, Inc.
1700 East Putnam Avenue
Old Greenwich, Connecticut 06870-0819

Attention:  Charles H. McGill

Gentlemen:

     We understand that you or one or more of your affiliates (which term, as used herein, shall have the same meaning as in Rule 12b-2 under the United States Securities Exchange Act of 1934, as amended) desire to conduct an investigation of the business and properties of Cobra Golf Incorporated, a [Delaware] corporation ("Cobra") in order to determine whether you or one of your subsidiaries should pursue a possible transaction with Cobra. As a condition to the furnishing of such information, you agree that you and your affiliates will treat any information concerning Cobra or any of its direct or indirect subsidiaries (Cobra and such other subsidiaries being herein collectively referred to as the "Company"), whether prepared or presented by the Company, its advisors or otherwise, which is furnished to you or any of your affiliates by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter and will take or abstain from taking certain other actions as herein set forth. The term "Evaluation Material" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by you, your affiliates or any other directors, officers, employees, agents or advisors of you or your affiliates, or (ii) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisors provided that such source is not known by you to be bound by a confidentiality agreement with or for the benefit of the Company, or (iii) has been acquired or developed by you or your affiliates or any director, officer, employee,

American Brands, Inc.                 2                      June     , 1995

agent or advisor of you or your affiliates independently of, and not derived from, any information received from the Company or any other person known by you to be bound by a confidentiality agreement with or for the benefit of the Company in respect thereof.

     You also agree that the Evaluation Material will be used solely for the purpose of evaluating and advancing a possible transaction concerning the Company, and that unless and until you have completed a transaction concerning the Company, the Evaluation Material will be kept confidential and without the prior written consent of the Company will not be disclosed by you, your affiliates and any advisors of you or your affiliates except as provided in this letter. Disclosure of the Evaluation Material may only be made within your internal organization (including that of your affiliates) and to third parties serving as your advisors for a proposed transaction involving you or your affiliates and the Company who you reasonably consider need to review and know such Evaluation Material for the purpose of evaluating a possible transaction concerning the Company; provided, however, that (i) you require each such party
                        --------  -------
to whom disclosure of any of the Evaluation Material is so made to agree for the benefit of the Company to maintain the confidentiality of such Evaluation Material in accordance with this letter and to restrict their use thereof solely to the above purpose and (ii) you shall be liable for any breach of the terms of this letter by them. The obligation of confidentiality set forth in this paragraph shall cease 24 months from the date that either party advises the other that it no longer has any intention to proceed with the possible transaction in mutual contemplation.

     You hereby acknowledge that you are aware, and that you will advise your affiliates and any directors, officers, employees and representatives of you or your affiliates who are informed as to the matters which are the subject of this letter, that relevant securities laws prohibit any person who has material, non-public information or other price sensitive information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

 American Brands, Inc.                  3                       June __, 1995

     In the event that you or any other person subject to the confidentiality provisions of this letter are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Evaluation Material, it is agreed that you will provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive your compliance with the provisions of this letter. If failing the entry of a protective order or the receipt of a waiver hereunder, you are, in the opinion of your counsel, legally compelled to disclose Evaluation Material, you may disclose that portion of the Evaluation Material which your counsel advises that you are compelled to disclose. In any event, you will not oppose reasonable action by and will cooperate with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

     In addition, without the prior written consent of the Company, you will not, and you will direct your affiliates and any directors, officers, employees and representatives of you or your affiliates not to, disclose to any person including any person or authority potentially having jurisdiction over the transaction (other than as provided in this letter and other than as required by law or by the rules of any stock exchange) either the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof. The term "person" as used in this letter shall be broadly interpreted to include without limitation any corporation, company, group, partnership, entity or individual.

     In the event that you do not proceed with a transaction which is the subject of this letter agreement within a reasonable time, upon our request you and your affiliates and representatives shall promptly redeliver to the Company all written material comprising Evaluation Material furnished to you or your affiliates or representatives by or on behalf of the Company and, except as may have been presented to your Board, Executive Committee or members thereof and required to be retained for purposes of the records of your Board or Executive Committee (which will also be kept confidential as required by this letter), will not retain any copies, extracts or

American Brands, Inc.                 4                        June ___, 1995

other reproductions in whole or in part of such written material and, in such event, all documents, memoranda, notes and other writings whatsoever (including all copies, extracts or other reproductions) prepared by you, your affiliates or any advisors of you or your affiliates based on the information in the Evaluation Material (except as provided above) shall be destroyed, and such destruction shall be certified in writing to the Company by a responsible person supervising such destruction. All obligations of confidentiality and non-disclosure established by this letter shall survive any return or destruction of the Evaluation Material by you, your affiliates or your or their representatives or advisors.

     Although the Company has endeavored to include in the Evaluation Material information known to the Company which it believes to be relevant for the purpose of the investigation by you or your affiliates, neither the Company nor any of its representatives or advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. It is agreed that neither the Company nor its representatives and advisors shall have any liability to you, your affiliates or any representatives or advisors of you or your affiliates resulting from the use of the Evaluation Material or for any errors, omissions and misstatements contained in the Evaluation Material or for any other information or any opinions expressed by or on behalf of the Company or its representatives or advisors. Only those representations and warranties shall have legal effect as are made to you or your affiliates in or as provided in a definitive agreement with the Company when, as and if such an agreement is executed, and subject to such limitations and restrictions as may be specified in such agreement.

     It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     It is further understood and agreed that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of the provisions of this letter, and you further agree to waive any requirement for the securing or posting of any bond in connection with such remedy. Such remedy

American Brands, Inc.                  5                       June __, 1995

shall not be deemed to be the exclusive remedy for any such breach, but shall be in addition to all other remedies available to the Company in equity or at law.

     This agreement shall be binding upon your successors, assigns and affiliates and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

     Kindly sign and return the enclosed copy of this letter to indicate that it correctly sets forth the terms of our agreement. Upon execution this letter will become a binding agreement between us as of the date hereof.

                                       Very truly yours,

                                       COBRA GOLF INCORPORATED

                                       By /s/  Gary E. Biszantz
                                         --------------------------------
                                         Name:
                                         Title:

Confirmed and agreed to as of
the date first-above written:

AMERICAN BRANDS, INC.

By /s/  Charles H. McGill
  -----------------------------
  Name:  Charles H. McGill
  Title: Vice President

June 26, 1995

AMERICAN BRANDS, INC.
1700 East Putnam Avenue,
Post Office Box 811
Old Greenwich, Connecticut 06870-0811

Attention: Mr. Charles H. McGill
           Vice President - Corporate Development

Re:  Supplemental Confidentiality Agreement
     --------------------------------------

Dear Mr. McGill:

     Pursuant to our earlier conversation, the following provisions which were mistakenly omitted from the confidentiality agreement between American Brands, Inc. and Cobra Golf Incorporated (the "Company"), dated June 19, 1995 (the "Confidentiality Agreement"), are hereby agreed to and acknowledged and shall become a part of such Confidentiality Agreement as if they were included therein.

     You agree that you will not use the Evaluation Material to the detriment of the Company. In particular you agree that for a period of two years from the date of the signing of this agreement you and your affiliates will not (i) use the Evaluation Materials to the competitive disadvantage of the Company nor
(ii)(a) employ or retain or attempt to employ or retain any executive officer of the Company or (b) directly solicit for employment any non-executive officer of the Company or any other employee or representative of the Company or any of its affiliates or any officer of any of the Company's affiliates (other than in connection with a combination or similar transaction involving American Brands, Inc. and the Company). We acknowledge and agree that the restriction in clause
(ii)(b) of the immediately preceding sentence shall not apply to (i) employment that results from a solicitation directed at the public in general by you in publications available to the public in general or (ii) employment resulting from contracts by officers, employees or representatives of their own initiative or through search organizations.

     You also understand and agree that all Evaluation Material disclosed to American Brands, Inc. shall remain the sole property of the Company and nothing shall be construed as a license or right to American Brands, Inc. to use any such Evaluation Material for any purpose other than for the purpose of evaluating and advancing a possible transaction with the Company.

American Brands, Inc.
June 26, 1995
Page 2

     You agree that, for a period of two years from the date of this agreement, neither you nor any of your affiliates, unless you receive the Company's express prior written permission, will in any manner, directly or indirectly, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition which would result in American Brands, Inc. or its affiliates owning in the aggregate more than 5% of any class of voting securities or direct or indirect rights or options to acquire more than 5% of any class of voting securities (or beneficial ownership thereof) of the Company or any of its subsidiaries; (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company.

     Kindly sign and return the enclosed copy of this letter to indicate that it correctly sets forth the additional terms of our agreement. Upon execution this letter will become a binding agreement between us as of the date hereof and the provisions hereof will amend and supplement the terms to the Confidentiality Agreement which shall otherwise remain in force and effect.

                                       Very truly yours,

                                       COBRA GOLF INCORPORATED

                                       By /s/ Gary E. Biszantz
                                         ----------------------------
                                         Gary E. Biszantz
                                         Chairman of the Board

Confirmed and agreed to as of
the date first-above-written:

AMERICAN BRANDS, INC.

By /s/ Charles H. McGill
  ------------------------------
  Name:  Charles H. McGill
  Title: Vice President - Corporate Development

                            COBRA GOLF INCORPORATED
                               1812 Aston Avenue
                          Carlsbad, California 92008
                                (619) 929-0377

                               November 6, 1995

American Brands, Inc.
1700 East Putnam Avenue
Old Greenwich,
Connecticut 06870-0811

Arthur D. Little Inc.
25 Acorn Park
Cambridge, MA 02140

Dear Ladies and Gentlemen:

     Reference is hereby made to the Confidentiality Agreement, dated June 19, 1995, as amended through the date hereof (the "Confidentiality Agreement"), between American Brands, Inc. ("American") and Cobra Golf Incorporated (the "Company").

     In connection with the currently proposed tour of the Company's facility located in Wheeling, Illinois by representatives Arthur D. Little Inc., outside consultant to American ("ADL"), the Company hereby consents to such visit on the following terms:

     1. ADL (a) acknowledges that any information or details acquired in connection with the above-referenced tour, including without limitation about the operations at the subject facility, are subject to the terms of the Confidentiality Agreement and (b) agrees not to disclose to American or others any such information or details, whether in summary form or otherwise, without

American Brands, Inc.
November 6, 1995
Page 2

obtaining the Company's prior written consent and, if any such consent is granted, providing a copy to the Company at the same time as it may be delivered to American. Notwithstanding the foregoing clause (b), ADL is permitted to disclose to American their oral summary conclusions with respect to the following: (i) whether or not the process seen is feasible for the economic and efficient manufacture of titanium golf clubs; (ii) when generally the process might be operable on a production scale; (iii) whether or not the process is unique or proprietary; and (iv) whether or not any patents or patent applications relating to the process are in existence; provided, that ADL
                                                       --------
concurrently provide the Company with a summary of any such conclusions.

     2. Neither ADL nor American shall use any information acquired by ADL in connection with their tour in any way detrimental to the Company.

     3. Except as modified hereby, the Confidentiality Agreement shall remain in full force and effect.

American Brands, Inc.
November 6, 1995
Page 3

     Please confirm your agreement with the foregoing by signing and dating a copy of this letter and returning it to us.

                                        Very truly yours,

                                        COBRA GOLF INCORPORATED


                                        By: /s/ David A. Schaefer
                                           -------------------------------------
                                            Name: David A. Schaefer
                                            Title: Sr. V.P. & COO

Agreed to and Acknowledged
as of the date first written above:

AMERICAN BRANDS, INC.

By:
   ----------------------------------
   Name:
   Title:


ARTHUR D. LITTLE INC.

By:
   ----------------------------------
   Name:
   Title:

American Brands, Inc.
November 6, 1995
Page 3

     Please confirm your agreement with the foregoing by signing and dating a copy of this letter and returning it to us.

                                          Very truly yours,


                                          COBRA GOLF INCORPORATED

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

Agreed to and Acknowledged
as of the date first written above:


AMERICAN BRANDS, INC.


By: /s/ Gilbert L. Klemann, II
   --------------------------------
   Name:  Gilbert L. Klemann, II
   Title: Senior Vice President and
          General Counsel


ARTHUR D. LITTLE INC.


By:
   ---------------------------------
   Name:
   Title:

American Brands, Inc.
November 6, 1995
Page 3

     Please confirm your agreement with the foregoing by signing and dating a copy of this letter and returning it to us.

                                          Very truly yours,


                                          COBRA GOLF INCORPORATED

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

Agreed to and Acknowledged
as of the date first written above:


AMERICAN BRANDS, INC.


By:
   ---------------------------------
   Name:
   Title:


ARTHUR D. LITTLE INC.


By:  /s/ Paul H. Granger
   ---------------------------------
   Name: Paul H. Granger
   Title: Director